Exhibit 8.1

January 22, 2024

PowerFleet, Inc.

123 Tice Boulevard

Woodcliff Lake, New Jersey 07677

Re: United States Federal Income Tax Consequences of the Scheme

To the addressee set forth above,

We have acted as special United States tax counsel to PowerFleet, Inc., a Delaware corporation (“Powerfleet”), in connection with the Registration Statement on Form S-4 (File No. 333-275648) of Powerfleet filed with the Securities and Exchange Commission (the “Registration Statement”), including the joint proxy statement/prospectus forming a part thereof (the “Proxy Statement/Prospectus”), and the Implementation Agreement, dated as of October 10, 2023, by and among Powerfleet, Main Street 2000 Proprietary Limited, a private company incorporated in the Republic of South Africa and a direct wholly owned subsidiary of Powerfleet (“Merger Sub”), and MiX Telematics Limited, a public company incorporated under the laws of the Republic of South Africa (“MiX”) (such agreement, the “Implementation Agreement”), pursuant to which Merger Sub will acquire all of MiX’s issued ordinary shares, no par value per share (the “MiX Ordinary Shares”), from MiX’s shareholders, excluding treasury shares and shares in respect of which MiX shareholders validly exercise their appraisal rights, through the implementation of a scheme of arrangement (the “Scheme”). This opinion is being delivered in connection with the Registration Statement and the Proxy Statement/Prospectus. Capitalized terms not defined herein have the meanings specified in the Implementation Agreement unless otherwise indicated.

In rendering our opinion, we have examined and reviewed and, with your consent, are expressly relying upon (without any independent investigation or review thereof) the truth and accuracy of the factual statements, representations, and warranties contained in (i) the Implementation Agreement (including any Annexes, Exhibits or Schedules thereto), (ii) the Registration Statement and the Proxy Statement/Prospectus, (iii) the combined tax representations letter, including any attachments thereto, of Powerfleet and MiX delivered to us for purposes of this opinion (the “Tax Representations Letter”) and (iv) such other documents, certificates and corporate records as we have deemed necessary or appropriate for purposes of our opinion.

In addition, we have assumed without any independent investigation or examination thereof, with your consent, that:

1.	Original documents (including signatures) are authentic and complete, documents submitted to us as copies are complete and conform to the authentic original documents, natural persons have the legal capacity to execute and deliver such documents, and there has been (or will be by the Scheme Implementation Date) execution and delivery of all documents where execution and delivery are prerequisites to the effectiveness thereof;

January 22, 2024 Page 2

2.	The Scheme will be consummated in the manner contemplated by, and in accordance with the provisions of, the Implementation Agreement, the Registration Statement, and the Proxy Statement/Prospectus, and the Scheme will be effective under the laws of the Republic of South Africa;

3.	All factual statements, descriptions, and representations contained in any of the documents referred to herein or otherwise made to us are true, complete, and correct in all respects and will remain true, complete, and correct in all respects up to and including the Scheme Implementation Date, and no actions have been taken or will be taken which are inconsistent with such factual statements, descriptions, or representations or which will make any such factual statements, descriptions, or representations untrue, incomplete, or incorrect at the Scheme Implementation Date;

4.	Any statements made in any of the documents referred to herein “to the knowledge of” or similarly qualified as to belief, intent or otherwise are true, complete, and correct in all respects and will continue to be true, complete, and correct in all respects at all times up to and including the Scheme Implementation Date, in each case without such qualification;

5.	Powerfleet, Merger Sub and MiX have complied with and, if applicable, will continue to comply with the covenants contained in the Implementation Agreement, the Registration Statement, and the Proxy Statement/Prospectus; and

6.	An opinion by DLA Piper LLP (US), counsel to MiX, has been or will be delivered to MiX in accordance with the Implementation Agreement, stating that on the basis of certain facts, representations, and assumptions set forth or referred to in such opinion, the Scheme and the other transactions contemplated by the Implementation Agreement should qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and such opinion has not been and will not be modified or revoked.

Based upon and subject to the qualifications, assumptions and limitation set forth herein and in the Registration Statement, we hereby confirm that the statements in the Registration Statement under the caption Material U.S. Federal Income Tax Consequences of the Scheme, insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

In addition to the above, this opinion is subject to the exceptions, limitations, and qualifications set forth below.

1.	We express no opinion as to United States federal, state, local, foreign, or other tax consequences, other than as set forth herein. Our opinion set forth above is based on the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service (the “IRS”) and judicial precedents, all as of the date hereof. Furthermore, no assurance can be given that future legislative, judicial, or administrative changes, on either a prospective or retroactive basis, would not adversely affect the validity of the conclusions stated herein and we undertake no responsibility to advise you of any new developments in the application or interpretation of the United States federal income tax laws. Any change in applicable laws or facts and circumstances surrounding the Scheme and related transactions, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied, may affect the validity of the opinion set forth herein. In addition, this opinion is being delivered prior to the consummation of the Scheme and therefore is prospective and dependent on future events;

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2.	The U.S. federal income tax consequences of the transactions described in the Registration Statement are complex and are subject to varying interpretations. Our opinion is not binding on the IRS or any court, and there can be no assurance or guarantee that either will agree with our conclusions. The IRS may challenge one or more of the conclusions contained herein and the IRS may take a position that is inconsistent with the views expressed herein. There can be no assurance or guarantee that a court would, if presented with the issues addressed herein, reach the same or similar conclusions as we have reached; and

3.	No opinion is expressed as to any transaction other than the Scheme as described in the Implementation Agreement, or to any transaction whatsoever, including the Scheme, if, to the extent relevant to our opinion, either all the transactions described in the Implementation Agreement are not consummated in accordance with the terms of the Implementation Agreement and without waiver or breach of any provisions thereof or all of the factual statements, representations, warranties, and assumptions upon which we have relied are not true and accurate at all relevant times.

We are furnishing this opinion solely in connection with the filing of the Registration Statement, including the Proxy Statement/Prospectus forming a part thereof, and this opinion is not to be relied upon by any other person or for any other purpose without our prior written consent. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments, any factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

We consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the references therein to us. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Olshan Frome Wolosky LLP

OLSHAN FROME WOLOSKY LLP